UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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On April 11, 2018, the external advisor to American Realty Capital New York City REIT, Inc. (the “Company”) sent the following e-mail to financial advisors in connection with the Company’s 2018 annual meeting of stockholders.

We are pleased to invite investors and financial advisors to join us for an upcoming webcast with American Realty Capital New York City REIT (“NYCR”) executive leadership to discuss the upcoming 2018 Annual Meeting of Stockholders and the proposals which have been presented for stockholder consideration this year.

May 31, 2018 is the date of the annual stockholder meeting.

Please see below for webcast details:

Wednesday, April 18, 2018 - 1:30pm Eastern

Click here to add the webcast to your calendar

NYCR's Chief Executive Officer, Michael Weil will discuss the proposals included in the proxy materials which were sent to all stockholders of record as of the March 19, 2018 record date. (Link to Proxy)

This proxy includes three topics:

1.	The election of Abby Wenzel who is nominated for Class I Director
2.	Three charter amendment proposals to amend NYCR’s charter to be consistent with those of publicly traded REITs
3.	The ratification of the appointment of KPMG as our independent registered accounting firm for 2018

A minimum of 50% of shares outstanding as of the record date must vote FOR each charter change proposal in order for that proposal to be approved.

NYCR has engaged Alliance Advisors this year to provide proxy solicitation services. Stockholders may reach an Alliance proxy agent at 855-976-3323 to request proxy materials and for help with voting shares.

As always, please feel free to call our investor services group at 866-902-0063 to discuss questions you may have about the proxy materials or the company.

Copyright (C) 2018 AR Global Investments, LLC All rights reserved.

405 Park Avenue, New York, NY 10022 | T: 212-415-6500.

The following was also made part of the Company's website.

American Realty Capital
New York City REIT

Offering Profile · Leadership · Portfolio · Investor Relations · Contact Us

Attention NYC REIT shareholders, the annual proxy is now effective. We are asking you to consider important proposals to amend the Company's charter to be consistent with those of publicly traded REITs and to give your Board improved flexibility in exploring potential strategic opportunities.

Vote your shares today! Click or call 855-976-3323 to vote.

VOTE NOW

Link to Proxy Statement

INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THESE MATERIALS ARE AVAILABLE FREE OF CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV OR AT WWW.NEWYORKCITYREIT.COM

About American Realty Capital New York City REIT, Inc.

NYC REIT Is Closed To All New Investments

American Realty Capital New York City REIT, Inc. ("NYC REIT") seeks to provide its investors with a combination of current income and capital appreciation through strategic investments in high-quality commercial real estate located within the five boroughs of New York City, particularly Manhattan.

News

February 22, 2018 American Realty Capital New York City REIT Announces Amendment of its Self-Tender Offer for Common Stock

Read Press Release